Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into this Registration Statement on Form S-3 of Talos Energy Inc. of our reports dated February 11, 2021 and February 6, 2020, containing information relating to Talos Energy Inc.’s estimated reserves as of December 31, 2020 and 2019, respectively. We also hereby consent to all references to our firm or such reports included in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Name:	Richard B. Talley, Jr., P.E.
Title:	Senior Vice President

Houston, Texas

April 23, 2021